HOSPITALITY WORLDWIDE SERVICES, INC.
                    1996 OUTSIDE DIRECTORS' STOCK OPTION PLAN


                                    ARTICLE I
                                     PURPOSE

         The purpose of the Hospitality Worldwide Services, Inc. 1996 Outside Directors' Stock Option Plan (the "Plan") is to secure for Light Savers U.S.A., Inc. and its stockholders the benefits arising from stock ownership by its Outside Directors. The Plan will provide a means whereby such Outside Directors may purchase shares of the common stock, $.01 par value, of Light Savers U.S.A., Inc. pursuant to options granted in accordance with the Plan.

                                   ARTICLE II
                                   DEFINITIONS

         The following capitalized terms used in the Plan shall have the respective meanings set forth in this Article:

         2.1 "BOARD" shall mean the Board of Directors of Light Savers U.S.A., Inc.

         2.2 "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         2.3 "COMPANY" shall mean Hospitality Worldwide Services, Inc. and any of its Subsidiaries.

         2.4 "DIRECTOR" shall mean any person who is a member of the Board of Directors of the Company.

         2.5 "OUTSIDE DIRECTOR" shall mean any Director who is neither a present nor past employee of the Company or a Subsidiary of the Company.

         2.6 "ERISA" means the Employee Retirement Income Security Act of 1974.

         2.7 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         2.8 "EXERCISE PRICE" shall mean the price per Share at which an Option may be exercised.

         2.9 "FAIR MARKET VALUE" of the Shares means the closing price of publicly traded Shares on the national securities exchange on which the Shares are listed on the Grant Date (if the Shares are so listed) or on the Nasdaq National Market on the Grant Date (if the

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Shares are regularly quoted on the Nasdaq National Market), or, if not so listed or regularly quoted, the mean between the closing bid and asked prices of publicly traded Shares in the over-the-counter market on the Grant Date, or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by the Company on the Grant Date, or as determined by the Board in a manner consistent with the provisions of the Code.

         2.9 "GRANT DATE" shall mean the Initial Grant Date and any Subsequent Grant Date.

         2.10 "INITIAL GRANT DATE" shall mean the later to occur of (i) the date an Outside Director becomes a Director, and (ii) the date on which the Board approves the Plan.

         2.11 "OPTION" shall mean an Option to purchase Shares granted pursuant to the Plan.

         2.12 "OPTION  AGREEMENT" shall mean the written agreement  described in
Article VI herein.

         2.13 "PERMANENT DISABILITY" shall mean the condition of an Outside Director who is unable to participate as a member of the Board by reason of any medically determined physical or mental impairment that can be expected to result in death or which can be expected to last for a continuous period of not less than 12 months.

         2.14 "PURCHASE PRICE" shall be the Exercise Price multiplied by the number of whole Shares with respect to an Option may be exercised.

         2.15 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         2.16 "SHARES" shall mean shares of common stock, $.01 par value, of the Company.

         2.17 "SUBSEQUENT GRANT DATE" shall mean any Grant Date other than the Initial Grant Date.

         2.18 "SUBSIDIARIES" shall have the meaning provided in Section 425(f) of the Code.

                                   ARTICLE III
                                 ADMINISTRATION

         3.1 GENERAL. This Plan shall be administered by the Board in accordance with the express provisions of this Plan.


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         3.2  POWERS OF THE  BOARD.  The  Board  shall  have  full and  complete authority to adopt such rules and regulations and to make all such other determinations not inconsistent with the Plan as may be necessary for the administration of the Plan.

                                   ARTICLE IV
                             SHARES SUBJECT TO PLAN

         Subject to adjustment in accordance with Article IX, an aggregate of 250,000 Shares is reserved for issuance under this Plan. Shares sold under this Plan may be either authorized but unissued Shares or reacquired Shares. If an Option, or any portion thereof, shall expire or terminate for any reason without having been exercised in full, the unpurchased Shares covered by such Option shall be available for future grants of Option.

                                    ARTICLE V
                                     GRANTS

         5.1 INITIAL GRANTS. On the Initial Grant Date, each Outside Director who becomes a Director after March 1, 1996 shall receive the grant of an option to purchase 15,000 Shares. If an Outside Director was granted an option as of the date the Board approved the Plan, then such grant is subject to shareholder approval of the Plan.

         5.2 SUBSEQUENT GRANTS. To the extent that Shares remain available for the grant of Options under the Plan, each year on April 1, beginning April 1, 1997, each Outside Director shall be granted an Option to purchase 10,000 Shares.

         5.3 ADJUSTMENT OF GRANTS. The number of Shares set forth in Section 5.1 and 5.2 as to which Options shall be granted shall be subject to adjustment as provided in Section 9.1 hereof.

         5.4 COMPLIANCE WITH RULE 16B-3. The terms for the grant of Options to an Outside Director may only be changed if permitted under Rule 16b-3 under the Exchange Act and, accordingly, the formula for the grant of Options may not be changed or otherwise modified more than once in any six month period, other than to comport with changes in the Code, ERISA or the rules and regulations thereunder.

                                   ARTICLE VI
                                 TERMS OF OPTION

         Each Option shall be evidenced by a written Option Agreement executed by the Company and the Outside Director which shall specify the Grant Date, the number of Shares subject to the Option and the Exercise Price and shall also include or incorporate by reference the substance of all of the following provisions and such other provisions consistent with this Plan as the Board may determine.

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         6.1 TERM.  The term of each  Option  shall be five years from the Grant
Date thereof, subject to earlier termination in accordance with Articles VI and X.

         6.2 RESTRICTION ON EXERCISE. Options shall be exercisable in three equal installments beginning on the first anniversary of the Initial Grant Date or any Subsequent Grant Date, provided, however, that in the case of the Outside Director's death or Permanent Disability, the Options held by him will become immediately exercisable. No Option shall be exercisable until more than six months have elapsed from the Grant Date; and no Option will be exercisable until shareholder approval of the Plan shall have been obtained.

         6.3 EXERCISE PRICE. The Exercise Price for each Share subject to an Option shall be the Fair Market Value of the Share as determined in Section 2.8 herein.

         6.4 MANNER OF EXERCISE. An Option shall be exercised in accordance with its terms, by delivery of a written notice of exercise to the Company, and payment of the full purchase price of the Shares being purchased. An Outside Director may exercise an Option with respect to all or less than all of the Shares for which the Option may then be exercised, but a Director must exercise the Option in full Shares.

         6.5 PAYMENT. The Purchase Price of Shares purchased pursuant to an Option or portion thereof, may be paid:

                   (a) in United States Dollars, in cash or by check, bank draft or money order payable to the Company;

                   (b) at the discretion of the Board by delivery of Shares already owned by an Outside Director with an aggregate Fair Market Value on the date of exercise equal to the Purchase Price, subject to the provisions of Section 16(b) of the Exchange Act; and

                   (c) through the written election of the Outside Director to have Shares withheld by the Company from the Shares otherwise to be received with such withheld Shares having an aggregate Fair Market Value on the date of exercise equal to the Purchase Price.

         6.6 TRANSFERABILITY. No Option shall be transferable otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules promulgated thereunder, and an Option shall be exercisable during the Outside Director's lifetime only by the Outside Director, his guardian or legal representative.

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         6.7  TERMINATION OF MEMBERSHIP ON THE BOARD.  If an Outside  Director's
membership on the Board terminates for any reason other than cause, including the death of an Outside Director, an Option vested on the date of termination may be exercised in whole or in part at any time within ninety (90) days after the date of such termination (but in no event after the term of the Option expires) and shall thereafter terminate. If an Outside Director's membership on the Board is terminated for cause, which determination shall be made by the Board, Options held by him shall terminate concurrently with termination of membership.

         6.8 CAPITAL CHANGE OF THE COMPANY. In the event of any merger, reorganization or consolidation of the Company, all Options granted under the Plan shall immediately, prior to such merger, reorganization or consolidation, vest assuming that the option holder has held the Option for at least six months. In the event of a stock dividend or recapitalization, or other change in corporate structure affecting the Shares not covered in the first sentence of this Section 6.8 (or in the event of a merger, reorganization or consolidation where the option holder has not held the Option for at least six months), the Board shall make an appropriate and equitable adjustment in the number and kind of shares reserved for issuance under the Plan and in the number and option price of shares subject to outstanding Options granted under the Plan, to the end that after such event each option holder's proportionate interest shall be maintained as immediately before the occurrence of such event.

                                   ARTICLE VII
                        GOVERNMENT AND OTHER REGULATIONS

         7.1 DELIVERY OF SHARES. The obligation of the Company to issue or transfer and deliver Shares for exercised Options under the Plan shall be subject to all applicable laws, regulations, rules, orders and approvals which shall then be in effect.

         7.2 HOLDING OF STOCK AFTER EXERCISE OF OPTION. The Option Agreement shall provide that the Outside Director, by accepting such Option, represents and agrees, for the Outside Director and his permitted transferees hereunder that none of the Shares purchased upon exercise of the Option shall be acquired with a view to any sale, transfer or distribution of the Shares in violation of the Securities Act and the person exercising an Option shall furnish evidence satisfactory to that Company to that effect, including an indemnification of the Company in the event of any violation of the Act by such person. Notwithstanding the foregoing, the Company in its sole discretion may register under the Act the Shares issuable upon exercise of the Options under the Plan.


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                                  ARTICLE VIII
                                 WITHHOLDING TAX

         The Company may in its discretion, require an Outside Director to pay to the Company, at the time of exercise of an Option an amount that the Company deems necessary to satisfy its obligations to withhold federal, state or local income or other taxes (which for purposes of this Article includes an Outside Director's FICA obligation) incurred by reason of such exercise. When the exercise of an Option does not give rise to the obligation to withhold federal income taxes on the date of exercise, the Company may, in its discretion, require an Outside Director to place Shares purchased under the Option in escrow for the benefit of the Company until such time as federal income tax withholding is required on amounts included in the Outside Director's gross income as a result of the exercise of an Option. At such time, the Company, in its discretion, may require an Outside Director to pay to the Company an amount that the Company deems necessary to satisfy its obligation to withhold federal, state or local taxes incurred by reason of the exercise of the Option, in which case the Shares will be released from escrow upon such payment by an Outside Director.

                                   ARTICLE IX
                                   ADJUSTMENT

         9.1 PROPORTIONATE ADJUSTMENTS. If the outstanding Shares are increased, decreased, changed into or exchanged into a different number of kind of Shares or securities of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made to the maximum number and kind of Shares as to which Options may be granted under this Plan. A corresponding adjustment changing the number or kind of Shares allocated to unexercised Options or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in the outstanding Options shall be made without change in the Purchase Price applicable to the unexercised portion of the Option with a corresponding adjustment in the Exercise Price of the Shares covered by the Option. Notwithstanding the foregoing, there shall be no adjustment for the adjustment for the issuance of Shares on conversion of notes, preferred stock or exercise of warrants or Shares issued by the Board for such consideration as the Board deems appropriate.

         9.2 DISSOLUTION OR LIQUIDATION. Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or more than 80% of the then outstanding Shares of the Company to another corporation, the Company shall give to each Outside Director at the

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time of adoption of the plan for liquidation, dissolution, merger or sale either
(1) a reasonable time thereafter within which to exercise the Option prior to the effective date of such liquidation or dissolution, merger or sale, or (2) the right to exercise the Option as to an equivalent number of Shares of stock of the corporation succeeding the Company or acquiring its business by reason of such liquidation, dissolution, merger, consolidation or reorganization.

                                    ARTICLE X
                        AMENDMENT OR TERMINATION OF PLAN

         10.1 AMENDMENTS. The Board may at any time amend or revise the terms of the Plan, provided no such amendment or revision shall, unless appropriate shareholder approval of such amendment or revision is obtained:

                  (a)  increase  the maximum  number of Shares which may be sold
                  pursuant  to  Options  granted  under  the  Plan,   except  as
                  permitted under the provisions of Article IX;

                  (b) change the minimum Exercise Price set forth in Article VI;

                  (c)  increase  the  maximum  term of Options  provided  for in
                  Article VI;

                  (d) permit the granting of Options to anyone other than as provided in Article V; or

                  (e) materially increase the benefits accruing to participants of the Plan.

         10.2 TERMINATION. The Board at any time may suspend or terminate this Plan. This Plan, unless sooner terminated, shall terminate on the tenth (10th) anniversary of its adoption by the Board. Termination of the Plan shall not affect Options previously granted thereunder. No Option may be granted under this Plan while this Plan is suspended or after it is terminated.

         10.3 CONSENT OF HOLDER. No amendment, suspension or termination of the Plan shall, without the consent of the holder of Options, alter or impair any rights or obligations under any Option theretofore granted under the Plan.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

         11.1 PRIVILEGE OF STOCK OWNERSHIP. No Outside Director entitled to exercise any Option granted under the Plan shall have any of the rights or privileges of a shareholder of the Company with respect to any Shares issuable upon exercise of an Option

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until certificates representing the Shares shall have been issued and delivered.

         11.2 PLAN EXPENSES. Any expenses incurred in the administration of the Plan shall be borne by the Company.

         11.3 GOVERNING LAW. The Plan has been adopted under the laws of the State of New York. The Plan and all Options which may be granted hereunder and all matters related thereto, shall be governed by and construed and enforceable in accordance with the laws of the State of New York as it then exists.

                                   ARTICLE XII
                              SHAREHOLDER APPROVAL

         This Plan is subject to approval, at a duly held shareholders' meeting within 12 months after the date the Board approves this Plan, by the affirmative vote of holders of a majority of the voting Shares of the Company represented in person or by proxy and entitled to vote at the meeting. Options may be granted, but not exercised, before such shareholder approval is obtained. If the shareholders fail to approve the Plan within the required time period, any Options granted under this Plan shall be void, and no additional Options may thereafter be granted.

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